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                                LIST OF SCHEDULES

                          Agreement and Plan of Merger
                            dated as of May 19, 1996,
             by and among Financing for Science International, Inc.,
           FINOVA Capital Corporation and FINOVA Business Credit Corp.
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              Company Schedule:                      Description:
              1.6                                    Payment Fund Calculations
              2.1                                    Organization, Qualification
              2.2                                    Subsidiaries
              2.3                                    Blue Sky Law, Warrants, Options
              2.4                                    Minutes
              2.6                                    Consents
              2.8                                    Licenses
              2.11                                   Financing Business Representations
              2.11(a)i, ii, iv, vi, viii, xi, xii    Portfolio Summary by Lessee
              2.11(a)iii                             Complete Customer Listing
              2.11(a)v                               Lease Plus Procedures Manual Equipment Codes
              2.11(a)(x)                             Maturing Lease Report
              2.11(c)                                Past Due Detail Report
              2.11(e)(ii)                            Exception to Tax Classification
              2.11(f)                                Securitizations
              2.12                                   Changes
              2.13                                   Indebtedness
              2.15                                   Contracts
              2.16                                   Insurance
              2.17                                   Compliance
              2.18                                   Taxes
              2.19                                   Claims, Litigation
              2.20                                   Employee Benefits Plans, Agreement, Options
              2.21                                   Employee Controversies
              2.22                                   Environmental Matters
              2.23                                   Intellectual Property
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